FORM OF PROXY

                              THERMO FIBERTEK INC.

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 2, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

             The undersigned hereby appoints John N. Hatsopoulos, Jonathan W. Painter and William A. Rainville, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Fibertek Inc., a Delaware corporation (the "Company"), to be held on Monday, June 2, 1997, at 8:00 a.m., and at any adjournment or postponement thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on April 7, 1997, with all of the powers the undersigned would possess if personally present at such meeting:


            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)
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                       Please mark your
        [   x   ]      votes as in this
                       example.

        1.  ELECTION OF DIRECTORS OF THE COMPANY (see reverse).

                  FOR       [    ]         WITHHELD  [    ]
                             ]                            ]

        ______________________________________
        FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any)

        Nominees: Walter J. Bornhorst, George N. Hatsopoulos, John N. Hatsopoulos, Donald E. Noble and William A. Rainville.

                                                   FOR  AGAINST  ABSTAIN
        2.   Approve proposal amend the Company's  [  ]   [  ]     [  ]
             Certificate of Incorporation to increase the Company'sauthorized shares of Common Stock from 75 millionshares to 150 million shares.

        3. In their discretion on such other matters as may properly come before the Meeting.

        The shares represented by this Proxy will be voted "FOR" the proposals set forth above if no instruction to the contrary is indicated or if no instruction is given.

        Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

        SIGNATURE(S)_______________________________________
        DATE_________________
        Note: This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.